SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 6, 2012

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 6, 2012, in connection with obtaining the consent from KeyBank National Association (“KeyBank”) to the issuance by Winthrop Realty Trust (the “Company”) of the Notes (as defined below), the revolving credit facility with KeyBank was amended. The amendment provides that a default by the Company on the Notes or any other debt securities issued pursuant to the Base Indenture (as defined below) will be a default under the revolving credit facility and clarifies the calculation of Consolidated Leverage Ratio under the revolving credit facility. The change to the calculation of Consolidated Leverage Ratio was made to conform the calculation to the methodology previously used by the Company.

           On August 8, 2012, Winthrop Realty Trust (the “Company”), WRT Realty, L.P., the Company’s wholly-owned operating partnership, and FUR Advisors LLC, the Company’s external advisor, entered into an underwriting agreement (“Underwriting Agreement”) with Barclays Capital Inc., Stifel, Nicolaus & Company, Incorporated, and Jefferies & Company, Inc. as representatives for the several underwriters (collectively, the “Underwriters”), providing for the issuance and sale to the Underwriters of an aggregate of $75,000,000 of the Company’s 7.75% Senior Notes due 2012 (the “Notes”) and the issuance and sale by the Company of up to an additional aggregate of $11,250,000 of Notes upon exercise, if at all, of the Underwriters over-allotment option.  The first dividend payment on the Notes sold in the offering will be for the period from, and including, the original issue date to, but not including, November 15, 2012 and payable on November 15, 2012.  The sale of the Notes is expected to close on August 15, 2012.

The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference. For a more detailed description of the Underwriting Agreement see the disclosure under the caption “Underwriting” contained in the Company’s prospectus, dated August 8, 2012, which has been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which disclosure is hereby incorporated by reference.

Item 8.01.  Other Matters

           On August 6, 2012, the Company entered into an Indenture with The Bank of New York Mellon (the “Base Indenture”) which will serve as the Base Indenture for debt securities issued by the Company.  The description of the Base Indenture contained herein is qualified in its entirety by reference to the Base Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

On August 8, 2012, the Company issued a press release announcing the pricing of the Notes.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated August 8, 2012 among the Company Realty Trust, WRT Realty, L.P., FUR Advisors LLC and the Underwriters.
4.1	Indenture, dated August 6, 2012, between the Company and The Bank of New York Mellon.
10.1.	First Amendment to Amended and Restated Loan Agreement, dated August 6, 2012, between WRT Realty L.P., the lenders party thereto and KeyBank National Association, as agent.
99.1	Press Release dated August 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 9th day of August, 2012.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chief Executive Officer